UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	April 20, 2017
(Date of earliest event reported)	April 20, 2017

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.__

Item 3.02	Unregistered Sales of Equity Securities

ONEOK, Inc., an Oklahoma corporation ("we" or "us" or the "Corporation"), is committed to supporting the communities where we operate and our employees work and live. One way we do that is through our support of ONEOK Foundation, Inc. (the "Foundation"), an Oklahoma not-for-profit corporation with ONEOK as its sole contributor. The Foundation is exempt from U.S. federal income taxes under Section 501(c)(3) of the Internal Revenue Code, and is classified as a private foundation.

In furtherance of that commitment, on April 20, 2017, through a wholly-owned subsidiary, ONEOK contributed an aggregate of 20,000 shares of Series E Non-Voting Perpetual Preferred Stock (the "Series E Preferred Stock"), par value $0.01 per share, to the Foundation for use in future charitable and non-profit causes. In addition to providing funding for those charitable causes, the preferred stock contribution was structured to help facilitate the tax treatment of the merger transaction with ONEOK Partners, L.P. in accordance with the terms of the merger agreement between ONEOK and ONEOK Partners, L.P. The shares of Series E Preferred Stock were issued by the Corporation to a wholly owned subsidiary for $1,000 per share in cash (with an aggregate value of $20 million) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction not involving a public offering, which the subsidiary immediately contributed to the Foundation. The Series E Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The following summary of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, Preferences and Rights of Series E Non-Voting Perpetual Preferred Stock of ONEOK, Inc., filed on April 20, 2017, with the Secretary of State of Oklahoma (the "Certificate of Designation"), a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference in this Item 3.02.

Dividends and Distributions. Subject to the prior and superior rights of any senior securities with respect to dividends, holders of shares of Series E Preferred Stock will be entitled to receive quarterly dividends on each share of Series E Preferred Stock, when, as and if declared by our Board of Directors, payable in cash on the 45th day following the end of each fiscal quarter of the Corporation in each year or such other dates as the Board of Directors of the Corporation shall approve, at a rate of 5.5% per annum on (i) the liquidation preference per share of Series E Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior dividend period on such share of Series E Preferred Stock, if any. Such dividends begin to accrue and be cumulative from the original issue date, compound on each subsequent quarterly dividend payment date (i.e., no dividends accrue on other dividends unless and until the first quarterly dividend payment date for such other dividends has passed without such other dividends having been paid on such date) and are payable quarterly in arrears on each quarterly dividend payment date, commencing with the first such quarterly dividend payment date to occur at least 20 calendar days after the original issue date.

Conversion at the Option of the Holder. On or after the tenth anniversary of April 20, 2017, each share of Series E Preferred Stock will be convertible, at any time and from time to time from and after such date, at the option of the holder of the Series E Preferred Stock, into a number of shares of common stock of the Corporation equal to the conversion ratio in effect on the applicable conversion date, subject to certain limitations; provided that no shares of Series E Preferred Stock may be converted into shares of common stock of the Corporation at any time that any shares of the Series E Preferred Stock are held by the Foundation. The conversion ratio for each share of Series E Preferred Stock shall be equal to (i) $1,000 per share, plus accrued but unpaid dividends as of the conversion date, divided by (ii) the average volume weighted average price per share of the common stock of the Corporation during the ten (10) trading days preceding the conversion date.

Redemption at the Option of the Corporation. At any time on and after the tenth anniversary of April 20, 2017, the Corporation, at its option, may redeem the Series E Preferred Stock in whole (but not in part), at a price equal to $1,000 per share, plus any accrued and unpaid dividends, payable in cash; provided that if any shares of the Series E Preferred Stock are held by the Foundation at the time of such redemption, the price for redemption of each share of Series E Preferred Stock shall be the greater of (i) $1,000 per share, plus any accrued but unpaid dividends and (ii) the fair market value of the Series E Preferred Stock as determined by a third party appraiser selected in good faith by the Corporation, subject to the Foundation’s approval which such approval shall not be unreasonably withheld or delayed.

Transfer. A holder of shares of Series E Preferred Stock may transfer such holder's shares of Series E Preferred Stock to (i) the Corporation or any subsidiary of the Corporation or (ii) otherwise in a transaction pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the regulations promulgated thereunder ("Securities Act") or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, subject to compliance with the other requirements of the Certificate of Designation. The Certificate of Designation provides that in no event shall a transfer of the Series E Preferred Stock be made if such transfer, or such transfer together with any other transfers, would result in the Corporation being required to register the Series E Preferred Stock under Section 12 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”), or would otherwise trigger or subject the Corporation, or any subsidiary or other affiliate of the Corporation, to the registration requirements of the Exchange Act with respect to the Series E Preferred Stock.

Liquidation Preference. In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, subject to the prior and superior rights of the holders of any senior securities, holders of shares of Series E Preferred Stock will be entitled to receive liquidating distributions in the amount of $1,000 per share of Series E Preferred Stock, in each case, plus an amount equal to any declared but unpaid dividends to and including the date of such liquidation, out of assets legally available for distribution to the Corporation's stockholders, before any distribution of assets is made to the holders of any junior securities, subject to certain limitations.

No Voting Rights. Holders of shares of Series E Preferred Stock will not have any voting rights, including the right to elect any directors, except voting rights, if any, required from time to time by Oklahoma law, and their consent will not be required (except to the extent they are entitled by law to vote) for taking any corporate action.

No Preemptive Rights. No shares of Series E Preferred Stock will have any rights of preemption whatsoever as to any securities of the Corporation.

Rank. The Series E Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank: (i) on a parity with each class or series of equity securities of the Corporation the terms of which expressly provide that such class or series will rank on parity with the Series E Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, (ii) senior to the common stock of the

Corporation and each other class or series of capital stock outstanding or established after April 20, 2017 by the Corporation the terms of which do not expressly provide that it ranks senior to or on parity with the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, winding-up and dissolution of the Corporation, and (iii) junior to each other class or series of capital stock outstanding or established after April 20, 2017 by the Corporation the terms of which expressly provide that it ranks senior to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, winding-up and dissolution of the Corporation.

Other Rights. The shares of Series E Preferred Stock do not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights.

Item 3.03		Material Modification to the Rights of Security Holders

The filing of the Certificate of Designation and the issuance of the Series E Preferred Stock affect the holders of our common stock to the extent provided for in the Certificate of Designation. The information included in Items 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03		Amendment to Articles of Incorporation or Bylaws

To create the Series E Preferred Stock, we amended our certificate of incorporation by filing a Certificate of Designation on April 20, 2017, which is attached as Exhibit 3.1 and incorporated by reference in this Item 5.03. The information included in Item 3.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number		Description

3.1		Certificate of Designation, Preferences and Rights of Series E Non-Voting Perpetual Preferred Stock of ONEOK, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	April 20, 2017	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation, Preferences and Rights of Series E Non-Voting Perpetual Preferred Stock of ONEOK, Inc.